UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of principal executive offices)

(770)-240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock	GPK	New York Stock Exchange

☐      Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2021, Graphic Packaging International, LLC, a Delaware limited liability company (the “Company”) and the primary operating subsidiary of Graphic Packaging Holding Company (“Holding”), entered into an Incremental Facility Amendment (the “Incremental Amendment”), by and among the Company, as Borrower, Graphic Packaging International Partners, LLC and Field Container Queretaro (USA), L.L.C., as Guarantors, Bank of America, N.A., as Administrative Agent (the “Agent”) and the Incremental Term A-4 Lenders party thereto (in such capacity, the “Incremental Term A-4 Lenders”), and acknowledged and agreed to by Holding, which amends the Fourth Amended and Restated Credit Agreement dated as of April 1, 2021 (as previously amended, the “Amended and Restated Credit Agreement”), by and among the Company and certain subsidiaries thereof as Borrowers, the lenders and agents named therein, and the Agent.

The Incremental Amendment provides for a senior secured delayed draw incremental term loan facility (the “Incremental Term A-4 Facility”) in an aggregate principal amount of up to $400 million. The Incremental Term A-4 Facility shall (i) be available to be drawn in a single drawing on or before January 4, 2022, (ii) bear interest at a floating rate per annum equal to the Base Rate plus 0.000%, the Eurocurrency Rate plus 0.875%, or the Daily Floating LIBOR Rate plus 0.875%, as selected by the Company from time to time, and (iii) be governed by the same covenants as are set forth in the Amended and Restated Credit Agreement, and secured by a first priority lien and security interest in substantially all of the assets of the Company and the Guarantors (other than real property). The Incremental Term A-4 Facility shall mature upon the earlier to occur of (i) the fifteen month anniversary of the funding date (the “Incremental Term A-4 Maturity Date”) and (ii) the fifth business day after receipt by the Company of the cash proceeds from the issuance of bonds or other similar notes in a public offering or Rule 144A or other private placement yielding at least $350,000,000 in gross cash proceeds. The Incremental Term A-4 Maturity Date is subject to a 12-month extension option upon customary terms. The Company currently intends to refinance the Incremental Term A-4 Loan with the proceeds of an unsecured bond offering.

The foregoing description of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Incremental Amendment, which is attached hereto as Exhibit 10.1, are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

(10.1)	Incremental Facility Amendment, by and among Graphic Packaging International, LLC, as Borrower, Graphic Packaging International Partners, LLC and Field Container Queretaro (USA), L.L.C., as Guarantors, Bank of America, N.A., as Administrative Agent and the Incremental Term A-4 Lenders party thereto, and acknowledged and agreed to by Graphic Packaging Holding Company

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY
(Registrant)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma Executive Vice President, General Counsel and Secretary

Dated: October 6, 2021